   As filed with the Securities and Exchange Commission on February 27, 1997

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SEQUANA THERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       CALIFORNIA                                        33-0550509
--------------------------                         -----------------------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                         11099 NORTH TORREY PINES ROAD,
                                    SUITE 160
                           LA JOLLA, CALIFORNIA 92037
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                        1994 AMENDED INCENTIVE STOCK PLAN
                        1995 AMENDED DIRECTOR OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                                KEVIN J. KINSELLA
                      President and Chief Executive Officer
                           SEQUANA THERAPEUTICS, INC.
                         11099 North Torrey Pines Road,
                                    Suite 160
                           La Jolla, California 92037
                                 (619) 452-6550
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   Copies to:
                                VAHE H. SARRAFIAN
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94306
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE
===========================================================================================
                                              PROPOSED        PROPOSED
                                              MAXIMUM         MAXIMUM
TITLE OF EACH CLASS           AMOUNT          OFFERING       AGGREGATE       AMOUNT OF
  OF SECURITIES TO             TO BE           PRICE          OFFERING      REGISTRATION
   BE REGISTERED           REGISTERED(1)    PER SHARE(2)       PRICE            FEE
-------------------------------------------------------------------------------------------
Common Stock
  $0.001 par value.........  617,614         $14.81          $9,147,679     $2,772
===========================================================================================


(1) The shares covered by this Registration Statement represent (i) 450,000 shares of Common Stock which have become available for issuance under the Registrant's 1994 Amended Incentive Stock Plan and 125,000 shares of Common Stock which have become available for issuance under the Registrant's 1995 Director Option Plan as a result of an amendment approved by the shareholders at the Registrant's Annual Meeting held on May 30, 1996 increasing the number of shares authorized for issuance thereunder from 613,125 to 1,063,125 and 100,000 to 225,000, respectively and (ii) 42,614 shares of Common Stock issuable pursuant to a Merger Agreement and Plan of Reorganization by and among Sequana Therapeutics, Inc., Sequana Merger Sub, Inc., NemaPharm, Inc., and the Shareholders of NemaPharm, Inc., dated July 19, 1996.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on February 20, 1997.

================================================================================

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

         Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 33-99238) is incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

           Exhibit
           Number     Document
           ------     --------

             5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation.

            23.1      Consent of Ernst & Young LLP, Independent Auditors

            23.2      Consent of Counsel (contained in Exhibit 5.1).

            24.1      Power of Attorney (see page II-3).

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sequana Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on this 27th day of February, 1997.


                                      SEQUANA THERAPEUTICS, INC.



                                      By:  /s/ Kevin J. Kinsella
                                           ------------------------------------
                                           Kevin J. Kinsella
                                           President, Chief Executive Officer

                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Kevin
J. Kinsella and M. Scott Salka his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        SIGNATURE                           TITLE                       DATE
------------------------------  ----------------------------   ----------------------
/s/ Kevin J. Kinsella
------------------------------  President, Chief Executive         February 27, 1997
Kevin J. Kinsella                 Officer and Director
                                  (Principal Executive
                                  Officer)
/s/ M. Scott Salka
------------------------------  Vice President, Operations         February 27, 1997
M. Scott Salka                    (Principal Accounting and
                                  Financial Officer)
/s/ Timothy J.R. Harris
-----------------------------   Senior Vice President,             February 27, 1997
Timothy J.R. Harris               Research and Development
                                  and Director
/s/ Irwin Lerner
-----------------------------   Chairman of the Board              February 27, 1997
Irwin Lerner                      of Directors

/s/ Howard D. Palefsky
------------------------------  Director                           February 27, 1997
Howard D. Palefsky

/s/ Richard Darman
------------------------------  Director                           February 27, 1997
Richard Darman

/s/ Thomas C. McConnell
------------------------------  Director                           February 27, 1997
Thomas C. McConnell

/s/ Thomas F. Stephenson
------------------------------  Director                           February 27, 1997
Thomas F. Stephenson

                                INDEX TO EXHIBITS



    EXHIBIT
    NUMBER                        EXHIBIT
    ------                        -------

      5.1    Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
             Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . .

     23.1    Consent of Ernst & Young LLP, Independent Auditors . . . . . . . .

     23.2    Consent of Counsel (included in Exhibit 5.1) . . . . . . . . . . .

     24.1    Power of Attorney (see page II-3)  . . . . . . . . . . . . . . . .